Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Selected for Directed Energy Systems Award of Phase I Army Small Business Technology Transfer Program

Tucson, AZ, December 26, 2019 – Applied Energetics, Inc. (OTCQB: AERG), today announced that the Company has received notice from the Army that it has been competitively selected for award of a Phase I Small Business Technology Transfer (STTR) contract. The award is for the development of Standoff Electronic Denial systems. The objective of this award is to develop a directed energy system capable of disrupting, disabling or destroying the electronics on a remote target within milliseconds of detection. The award is contingent upon successful negotiations with a U.S. Army Contracting Officer and the availability of funding.

STTR is a federally funded program to incorporate small business technological innovation into Government supported Research and Development programs. STTR’s require the small business to formally collaborate with a university or non-profit and are structured in three phases.

“We are honored to be selected by the U.S. Army for this Phase I award, said Gregory J. Quarles, Ph.D., chief executive officer of Applied Energetics. “As the US faces increasingly more sophisticated technological threats from innovative and unconventional adversaries, this contract will provide us with the opportunity to demonstrate our breadth of emerging and advanced technologies and leverage the creativity and expertise of the Laser Plasma Laboratory (LPL) at the University of Central Florida (UCF) to solve critical challenges faced by the U.S. Military. This award will also allow our team to utilize our intellectual property and core competencies in ultra-short pulse optical sources and laser guided energy (LGETM) to be evaluated as possible solutions to this challenge. I want to acknowledge the extraordinary work of our team and their efforts, together with our UCF partner, in submitting a winning program proposal. We are excited to secure the final contract with the U.S. Army and begin work on this program in early 2020.”

Prof. Martin Richardson, director of LPL, states, “We are pleased to collaborate with Applied Energetics on this important project. It demonstrates how STTR programs can be used to rapidly transfer relevant scientific and technological developments from major university research laboratories to the industrial sector, one of the key new expectations of the DE-JTO and the DoD” Dr Robert Bernath, leader of the LPL-UCF team supporting this program says, “This project will enable rapid industrial exploitation of new experimental paradigms we have developed at UCF. We look forward to working with Applied Energetics in expanding their scope and increasing the technological readiness level of this new approach to directed energy.”

As stated in the program solicitation document, “Directed energy (DE) for the destruction of military targets, whether vehicles or communication systems, typically requires enormous amounts of power and long dwell times on target. Advanced tracking and aiming may be necessary to maintain DE on a precise location on a target long enough to eliminate the threat. The size and power requirements of such systems greatly limits the platforms from which such systems could be utilized. This topic seeks to alleviate both limitations by considering alternative solutions that eliminate threats through the disruption of a target's electronic control systems rather than destroying the target by directing enormous amounts of power onto it as quickly as possible. For example, the coupling between electromagnetic radiation and electrons in solids suggests that short, high-intensity laser pulses rather than high-energy continuous wave lasers or microwaves may provide this alternative solution.

“As part of the DoD STTR 19.C Broad Agency Announcement (BAA), the Army STTR Program office is initiating a new process via “Special Topics” in order to accelerate technologies to the warfighter. The Army “Special Topics” are different in several ways from the standard Army STTR proposal, award and execution. The “Special Topics" pilot program is an effort to reduce life cycle processes (Topic Development, Solicitation, Proposal Evaluation, Selection, Award, Period of Performance). This pilot program includes shorter proposals, simplified review and selection process, rapid contract award and quicker cash disbursement.

“The special topics are written in broader context to permit a wider range of solutions from small business-research institution teams. Teams selected for Phase 1 and 2 awards will have closer interaction with Army topic sponsors to enable better understanding of opportunities. Phase I contracts are limited to a maximum of $166,500 over a period not to exceed three (3) months. The Army anticipates funding one (1) STTR Phase II for each of seven (7) “special topics” and Phase II contracts are limited to a maximum of $1,100,000 over a period between 6 and 18 months. Sequential/Subsequent Phase II funding, as well as non-SBIR/STTR funding, may also be available.”

More information about the solicitation proposal can be found at http://www.ncmbc.us/wp-content/uploads/Army-STTR-19C-Pre-BAA-BULLETIN-7-Special-Topics-OPSEC-Approved-1-August-2019.pdf on page 8 of the document.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., “AE” based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGETM) technology and related solutions for commercial, defense and security applications, and are protected by 26 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s 11 GSPA’s are held under secrecy orders of the US government and allow AE greatly extended protection rights.

For more information, visit www.aergs.com

ABOUT THE LASER PLASMA LABORATORY.

The Laser Plasma Laboratory (LPL) at UCF, is part of the College of Optics and Photonics. It is also related to the Townes Institute Science and Technology Experimentation Facility (TISTEF), a USAF/NASA laser range facility it operates on Merritt Island. LPL is a globally recognized university research laboratory in high energy lasers and ultrafast laser development their applications to directed energy, stand-off sensing, and no-linear high power light propagation. LPL has for the last two decades been working on high-power ultra-fast laser development, propagation and applications, for the past decade or more under U.S. Army and the Joint Directed Energy Transition Office (DE-JTO) sponsorship. Many of its former doctoral and master’s degree graduates now hold senior positions in the DE community in the United States.

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may", "believe", "will", "expect", "project", "anticipate", “estimates", "plans", "strategy", "target", "prospects" or "continue", and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T: 212-245-4577

kevin@cameronassoc.com